EXHIBIT 99.1

Equal Energy Files Suit against Nawar Alsaadi and Adam Goldstein;

Cites Repeated and Flagrant Violations of Securities Laws

Calgary, Alberta – January 24, 2013 -- Equal Energy Ltd. (TSX: EQU) (NYSE: EQU) has today initiated legal proceedings against Mr. Nawar Alsaadi and Dr. Adam Goldstein on the grounds of their repeated and flagrant violation of disclosure requirements under US securities laws.

Equal's filing with the United States District Court, Southern District of New York, alleges that Mr. Alsaadi and Dr. Goldstein have ignored since as early as February 2012 disclosure requirements under Sections 13(d) and 14(a) of the US Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder as part of their campaign against Equal's board of directors and senior management.

As a result of these actions, the investing public has been unable to gain crucial information required by law relating to disclosure by shareholders or shareholder groups holding more than 5% of a company's shares and by persons engaging in proxy solicitations. Investors are thus unable to assess the degree of control that Mr. Alsaadi, Dr. Goldstein and other members of their group exert over Equal, details of their true plans and intentions, and whether they have any understandings or arrangements with third parties regarding the ownership or voting of Equal shares. This information is material to the investing public.

"Such undisclosed agreements potentially enable certain shareholders to take control of a company without warning and without paying a control premium, to the distinct disadvantage of other uninformed shareholders", the filing says. "Moreover, shareholders fulminating for change may have undisclosed financial incentives, including ones that may present conflicts of interest with other shareholders." Equal believes that the violations of Mr. Alsaadi and Dr. Goldstein could undermine the integrity of shareholder votes at the upcoming annual meeting, and is therefore pursuing the matter to ensure that all shareholders have access to full and complete information prior to the meeting.

Mr. Alsaadi and Dr. Goldstein have waged an irresponsible campaign against Equal that serves their own ends rather than the interests of all Equal shareholders. In particular, Mr. Alsaadi has used his blog and Twitter accounts to create unrealistic expectations among other shareholders. For example, he asserted on July 26, 2012, that the conclusion of Equal's strategic review would result in a "50%+ upside within two weeks". Rather than admit his unrealistic expectations, Mr. Alsaadi has chosen to blame Equal's board and management for failing to meet his irresponsibly aggressive targets.

Mr. Alsaadi's and Dr. Goldstein's inappropriate actions are also disruptive to the responsible governance priorities being pursued by Equal's board, including the recruitment of new board members and highly qualified operational and technical management.

Don Klapko, Equal's President and Chief Executive Officer, said: "Equal is not seeking to prevent Mr. Alsaadi and Dr. Goldstein from expressing their opinions or properly communicating with other shareholders. However, we are committed to protecting the interests of all our shareholders. We have filed this suit to ensure that Mr. Alsaadi and Dr. Goldstein provide the level of transparency to all other shareholders required by law."

Advance Notice Provision:

In keeping with sound corporate governance, Equal's board has approved certain advance-notice provisions to the company's by-laws. Under the provisions, any nomination to the board of directors must be received by the company no less than 30 days and no more than 65 days prior to the annual meeting of shareholders. In the case of a special meeting of shareholders, which is not also an annual meeting, nominations must be received no later than 15 days after the announcement of the special meeting.

The advance notice policy is designed to comply with 2013 proxy guidelines set by Institutional Shareholder Services, a leading independent proxy advisory firm.

The quorum requirement for shareholder meetings has also been revised. In future, the minimum quorum will comprise two shareholders holding not less than 25% of the votes.

The amended by-laws are effective immediately and will apply in relation to the company's 2013 annual shareholder meeting. Shareholder approval of the amended and restated by-laws will be sought at such shareholder meeting. A copy of the amended and restated by-laws will be available on the company's profile at www.sedar.com.

Other Developments:

Contrary to the impression created by Mr. Alsaadi and Dr. Goldstein, Equal has taken numerous steps in recent months to address shareholder concerns:

•	We have disposed of several assets, particularly in Canada, giving the company a clearer focus in addition to significantly strengthening the balance sheet.
•	We are focusing our resources on the Hunton property in Oklahoma, which has delivered excellent returns for our shareholders in the past and which, we believe, will continue to do so in the future. The Hunton property will also benefit significantly from higher natural gas and natural gas liquids prices.
•	An annual dividend of 20 U.S. cents per share, paid quarterly, has been instituted.
•	We have strengthened the balance sheet to take advantage of future opportunities and as a prudent safeguard against future swings in commodity prices.
•	We are reviewing the composition of senior management and the board to reflect the shift in Equal's focus to Oklahoma. Several management changes have already been implemented, and further announcements can be expected.

"We have been and continue to be guided by a prudent and balanced approach that, we are confident, will bring significant benefits for all shareholders over time", Mr. Klapko said. "We are determined to ensure that we do not take Equal back to the dark days of five years ago when its predecessor over-extended itself by taking on too much debt. An unsustainable distribution -- as demanded by Mr. Alsaadi and Dr. Goldstein – was a key factor in landing the company in financial trouble at that time."

Dan Botterill, Equal's Chairman, added: "We appreciate the support we have received from many shareholders. Equal's board and management will not allow the distraction caused by Mr. Alsaadi and Dr. Goldstein to slow down the execution of our strategic plan to preserve and add value for shareholders.

"We are firmly focused on delivering results under our 2013 business plan and on positioning Equal to take advantage of the anticipated recovery in commodity prices."

Further details of Equal's strategic review and its benefits can be found at www.sedar.com, and at www.equalenergy.ca.

About Equal Energy:

Equal Energy is an oil and gas exploration and production company based in Calgary, Alberta, with its United States operations office located in Oklahoma City, Oklahoma. Our common shares and convertible debentures are listed on the Toronto Stock Exchange under the symbols (EQU, EQU.DB.B), and our common shares are listed on the New York Stock Exchange under the symbol (EQU). Our oil and gas assets are centered on the Hunton liquids-rich natural gas property in Oklahoma.

Contacts:

Dell Chapman

Chief Financial Officer – Equal Energy Ltd.

(403) 538-3580 or (877) 263-0262

Don Klapko

President & CEO – Equal Energy Ltd.

(403) 536-8373 or (877) 263-0262

Bernard Simon

Vice-President – Kingsdale Communications Inc.

(416) 867 2304

Forward-looking Statements:

Certain information in this press release constitutes forward-looking statements under applicable securities law including payment of future dividends, the recovery of commodity prices to more historical norms and the reassertion of the previously outlined go-forward strategy. Any statements that are contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are often identified by terms such as "may," "should," "anticipate," "expects," "seeks" and similar expressions.

Forward-looking statements necessarily involve known and unknown risks, oil and gas production; marketing and transportation; loss of markets; volatility of commodity prices; currency and interest rate fluctuations; imprecision of reserve and future production estimates; environmental risks; competition; incorrect assessment of the value of acquisitions; failure to realize the anticipated benefits of dispositions; inability to access sufficient capital from internal and external sources; changes in legislation, including but not limited to income tax, environmental laws and regulatory matters. Readers are cautioned that the foregoing list of factors is not exhaustive.

Readers are cautioned not to place undue reliance on forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated forward-looking statements contained in this press release are expressly qualified by this cautionary statement.

Additional information on these and other factors that could affect Equal's operations or financial results are included in Equal's reports on file with Canadian and U.S. securities regulatory authorities and may be accessed through the SEDAR website (www.sedar.com), the SEC's website (www.sec.gov), Equal's website (www.equalenergy.ca) or by contacting Equal. Furthermore, the forward looking statements contained in this news release are made as of the date of this news release, and Equal does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by securities law.

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Equal Energy Ltd. ("Equal Energy") will be filing a proxy statement with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for its 2013 annual meeting of shareholders. Shareholders are strongly advised to read Equal Energy's 2013 proxy statement (including any amendments or supplements thereto) when it becomes available because it will contain important information. Shareholders will be able to obtain copies of Equal Energy's 2013 proxy statement, any amendments or supplements to the proxy statement, and other documents filed by Equal Energy with the SEC in connection with its 2013 annual meeting of Shareholders for no charge at the SEC's website at www.sec.gov.

Equal Energy, its directors, executive officers and certain employees may be deemed participants in the solicitation of proxies from shareholders in connection with Equal Energy's 2013 annual meeting of Shareholders. Information concerning the ownership of Equal Energy securities by Equal Energy's directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information is available in Equal Energy's Notice of Annual General Meeting of Shareholders held on May 11, 2012 and the Management Information Circular and Proxy Statement for its 2012 annual meeting of shareholders filed with the Canadian Securities Administrators on www.sedar.com on April 4, 2012. Information regarding Equal Energy's directors, executive officers and other persons who may, under rules of the SEC, be considered participants in the solicitation of proxies for the 2013 annual meeting of shareholders, including their respective interests by security holdings or otherwise, will also be set forth in the definitive proxy statement for Equal Energy's 2013 annual meeting of shareholders when it is filed with the SEC.